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                                                                    Exhibit 16.1


                         HOYMAN, DOBSON & COMPANY, P.A.
                                  [LETTERHEAD]



June 9, 2000



U. S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0305
Attention:        Ms. Letty Lynn, Senior Reviewer
                  Division of Corporation Finance


                                 Re: Dynacs Inc.

Dear Ms. Lynn:

         We were the independent certified public accountants for Dynacs Inc., a Delaware corporation (the "Company"), for the fiscal year ended December 31, 1997. We concur with the statements made by the Company in Amendment No. 1 to its Registration Statement on Form S- 1 (File No.#333-33516) relative to the Company's change of independent certified public accountants.

                                       Very truly yours,

                                       HOYMAN, DOBSON & COMPANY, P.A.



                                       By: /s/ Barbara J. Oswalt
                                           --------------------------------

                                                Name: Barbara J. Oswalt
                                                Title: Director (Co-owner)